OAKWOOD MORTGAGE INVESTORS, INC. 2000-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                       Sep-00


                      Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------

Beginning                                                                  Ending         Scheduled                     Scheduled
Principal         Scheduled      Prepaid       Liquidated    Contracts    Principal         Gross         Servicing     Pass Thru
Balance           Principal     Principal       Principal   Repurchased    Balance         Interest          Fee        Interest
-----------------------------------------------------------------------------------------------------------------------------------
346,691,788.04  (421,009.37)   (3,185,264.93)  (60,622.72)      0.00     343,024,891.02   3,326,990.10    288,909.82   3,038,080.28
===================================================================================================================================


                                     Amount
  Liquidation     Reserve     Available for     Limited       Total
    Proceeds     Fund Draw    Distribution     Guarantee    Distribution
---------------------------------------------------------------------------
    54,809.39      0.00        6,988,073.79       0.00      6,988,073.79
===========================================================================

                                          Certificate Account
--------------------------------------------------------------------------------------------------
   Beginning                   Deposits                                 Investment     Ending
    Balance          Principal          Interest      Distributions     Interest       Balance
--------------------------------------------------------------------------------------------------
 5,230,630.57       3,636,306.90      3,005,246.31    (8,962,507.00)    15,653.57     2,925,330.35
==================================================================================================


              P&I Advances at Distribution Date
------------------------------------------------------------------

  Beginning         Recovered         Current         Ending
   Balance           Advances         Advances        Balance
------------------------------------------------------------------
 1,321,733.23     -1,321,733.23     1,640,102.74   1,640,102.74
==================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                      September-00


Class B Crossover Test                                                                         Test Met?
--------------------------------------------------------------------------                     ---------------

(a) Remittance date on or after January 2005                                                         N

(b) Average 60 day Delinquency rate <=              5.5%                                             Y



(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                Jan. 2005 - June 2006               7%                                               N
                July 2006 - June 2007               8%                                               N
                July 2007 - Dec. 2008               9.5%                                             N
                Jan. 2009 and after                 10.5%                                            N


(e) Current realized loss ratio <=                  3.00%                                            Y

(f) Does subordinated cert. percentage equal or
     exceed                                         39.078%
     of stated scheduled pool balance

                Beginning M balances                                             21,600,000.00
                Beginning B balances                                             35,100,000.00
                Overcollateralization                                            12,600,000.00
                                                                          ---------------------
                                                                                 69,300,000.00
                Divided by beginning pool
                balance                                                         346,691,788.04
                                                                          ---------------------
                                                                                       19.989%       N
                                                                          =====================

Average 60 day delinquency ratio:

                               Over 60s             Pool Balance          %
                        -------------------------------------------------------
Current Mo                    5,856,132.99         343,024,891.02       1.71%
1st Preceding Mo              3,248,889.97         346,691,788.04       0.94%
2nd Preceding Mo              1,048,134.69         352,250,251.74       0.00%
                                                       Divided by         3
                                                                  -------------
                                                                        0.88%
                                                                  =============

Cumulative loss ratio:

                         Cumulative losses               6,461.16
                                                  ----------------
Divided by Initial Certificate Principal           360,000,000.00      0.002%
                                                                    ===========

Current realized loss ratio:

                        Liquidation           Pool
                           Losses            Balance
                       ----------------------------------
Current Mo               5,813.33         346,691,788.04
1st Preceding Mo             0.00         352,250,251.74
2nd Preceding Mo           647.83         356,290,216.48
                       ----------------------------------
                         6,461.16         351,744,085.42
                                                                          0.007%
                                                                    ===========


OAKWOOD MORTGAGE INVESTORS, INC. 2000-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:  Sep-00



                                                                      Delinquency Analysis

                                               31 to 59 days         60 to 89 days       90 days and Over      Total Delinq.
                 No. of      Principal                 Principal            Principal          Principal             Principal
                 Loans        Balance         #         Balance      #       Balance      #     Balance        #      Balance
                -------------------------------------------------------------------------------------------------------------------
Excluding Repos   8,363    341,132,642.45    231    8,240,011.54     65    2,641,259.91   40   1,445,821.99   336    12,327,093.44

          Repos      56      1,892,248.57      3      123,197.48     23      739,632.07   30   1,029,419.02    56     1,892,248.57
                -------------------------------------------------------------------------------------------------------------------

          Total   8,419    343,024,891.02    234    8,363,209.02     88    3,380,891.98   70   2,475,241.01   392    14,219,342.01
                ===================================================================================================================

                                                                                                              4.7%            4.15%
                                                                                                            =======================
                                                   Repossession Analysis
                      Active Repos              Reversal       Current Month
                      Outstanding             (Redemption)         Repos             Cumulative Repos
                           Principal            Principal        Principal              Principal
                     #      Balance        #     Balance     #    Balance        #       Balance
-------------------------------------------------------------------------------------------------------


Excluding Repos      56  1,892,248.57      0       0.00      34   1,150,048.43   56    1,892,742.26

OAKWOOD MORTGAGE INVESTORS, INC. 2000-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:         Sep-00

REPOSSESSION LIQUIDATION REPORT


                             Liquidated                                                         Net
 Account       Customer       Principal     Sales      Insur.       Total     Repossession   Liquidation    Unrecov.
 Number          Name          Balance     Proceeds   Refunds      Proceeds     Expenses      Proceeds      Advances
-----------------------------------------------------------------------------------------------------------------------
*2189959    LESLIE HICKEY      21,942.77      0.00    20,800.00   20,800.00        0.00      20,800.00        975.87
*2210409    HERBERT MUSE       38,679.95      0.00    44,778.00   44,778.00        0.00      44,778.00      9,792.74
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                                    0.00      0.00         0.00        0.00        0.00           0.00          0.00
                             ------------------------------------------------------------------------------------------
                               60,622.72      0.00    65,578.00   65,578.00        0.00      65,578.00     10,768.61
                             ==========================================================================================



                                                  Net        Current
 Account       Customer         FHA Insurance   Pass Thru    Period Net    Cumulative
 Number          Name             Coverage      Proceeds    Gain/(Loss)    Gain/(Loss)
--------------------------------------------------------------------------------------
*2189959    LESLIE HICKEY             0.00      19,824.13     (2,118.64)
*2210409    HERBERT MUSE              0.00      34,985.26     (3,694.69)
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                                      0.00           0.00          0.00
                            --------------------------------------------
                                      0.00      54,809.39     (5,813.33)    (6,461.16)
                            =========================================================

*LOAN CHARGE OFF

OAKWOOD MORTGAGE INVESTORS, INC. 2000-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                  Sep-00

CERTIFICATE PRINCIPAL ANALYSIS

       PRINCIPAL
                                                   Beginning          Beginning
Senior                     Original Certificate   Certificate    Principal Shortfall  Current Principal    Current
Certificates                    Balance             Balance          Carry-Over             Due         Principal Paid
-----------------------------------------------------------------------------------------------------------------------
A-1                          290,700,000.00      276,096,424.88         0.00           3,666,897.02      3,666,897.02

                           --------------------------------------------------------------------------------------------
Total Certificate
  Principal Bal.             290,700,000.00      276,096,424.88         0.00           3,666,897.02      3,666,897.02
                           ============================================================================================



       PRINCIPAL
                                               Accelerated
                         Ending Principal        Principal            Ending                          Principal Paid
Senior                    Shortfall Carry-     Distribution         Certificate                          Per $1,000
Certificates                    Over              Amount             Balance           Pool Factor     Denomination
----------------------------------------------------------------------------------
A-1                             0.00            741,289.56         271,688,238.30       93.46001%        15.16404
                           -------------------------------------------------------------
Total Certificate
  Principal Bal.                0.00            741,289.56         271,688,238.30
                           =============================================================

                                                                                  Beginning                                Ending
                                                  Original         Beginning      Principal      Current        Current   Principal
Subordinate                                      Certificate      Certificate     Shortfall     Principal      Principal  Shortfall
Certificates                                       Balance          Balance       Carry-Over        Due          Paid     Carry-Over
                                               -------------------------------------------------------------------------------------

M-1                                             21,600,000.00     21,600,000.00       0.00           0.00           0.00      0.00
M-1 Outstanding Writedown                                                  0.00

B-1                                             18,900,000.00     18,900,000.00       0.00           0.00           0.00      0.00
B-1 Outstanding Writedown                                                  0.00

B-2                                             16,200,000.00     16,200,000.00       0.00           0.00           0.00      0.00
B-2 Outstanding Writedown                                                  0.00

Excess Asset Principal Balance                  12,600,000.00     13,895,363.16
                                               -------------------------------------------------------------------------------------

Total Excluding Writedown Balances              69,300,000.00     70,595,363.16       0.00           0.00           0.00      0.00
                                               =====================================================================================

All Certificates Excluding Writedown Balances  360,000,000.00    346,691,788.04       0.00   3,666,897.02   3,666,897.02      0.00
                                               =====================================================================================

                                                              Accelerated
                                                   Current     Principal       Ending                          Principal Paid
Subordinate                                       Writedown/  Distribution  Certificate                          Per $1,000
Certificates                                      (Writeup)      Amount        Balance         Pool Factor       Denomination
                                                 ------------------------------------------

M-1                                                 0.00                     21,600,000.00      100.00000%         0.00000
M-1 Outstanding Writedown                           0.00                              0.00

B-1                                                 0.00                     18,900,000.00      100.00000%         0.00000
B-1 Outstanding Writedown                           0.00                              0.00

B-2                                                 0.00                     16,200,000.00      100.00000%         0.00000
B-2 Outstanding Writedown                           0.00                              0.00

Excess Asset Principal Balance                                (741,289.56)   14,636,652.72
                                                ---------------------------------------------------------------------------

Total Excluding Writedown Balances                  0.00      (741,289.56)   71,336,652.72
                                                ===========================================

All Certificates Excluding Writedown Balances       0.00             0.00   343,024,891.02
                                                ===========================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO. MONTH  Sep-00

CERTIFICATE INTEREST ANALYSIS

                                                                     Current                                Interest
                 Pass     Beginning Carry-                        Carry-Over                    Ending      Paid Per
Senior          Through    Over Priority    Current Priority   Priority Interest              Carry-Over      1000       Total Class
Certificates     Rate     Interest Balance  Interest Accrual        Accrual          Paid       Balance   Denomination  Distribution
              ----------------------------------------------------------------------------------------------------------------------
A-1              8.1500%       0.00           1,875,154.89             0.00       1,875,154.89     0.00      6.45048    6,283,341.47

                         --------------------------------------------------------------------------------               ------------
Total                          0.00           1,875,154.89             0.00       1,875,154.89     0.00                 6,283,341.47
                         ================================================================================               ============


                                                                                 Current                               Ending
                          Pass       Beginning Carry-                           Carry-Over                            Carry-Over
Subordinate              Through      Over Priority      Current Priority    Priority Interest  Priority Interest  Priority Interest
Certificates              Rate       Interest Balance    Interest Accured         Accured              Paid             Balance
                      --------------------------------------------------------------------------------------------------------------
M-1                      8.7200%              0.00          156,960.00              0.00           156,960.00               0.00


B-1                      9.1500%              0.00          144,112.50              0.00           144,112.50               0.00

B-2                      8.5000%              0.00          114,750.00              0.00           114,750.00               0.00

X                                     1,296,010.99          747,102.89              0.00                 0.00       2,043,113.88

R                                             0.00                0.00              0.00                 0.00               0.00

Service Fee              1.0000%              0.00          288,909.82              0.00           288,909.82               0.00
                                  --------------------------------------------------------------------------------------------------

Total                                 1,296,010.99        1,451,835.21              0.00           704,732.32       2,043,113.88
                                  ==================================================================================================

All Certificates                      1,296,010.99        3,326,990.10              0.00         2,579,887.21       2,043,113.88
                                  ==================================================================================================

                        Beginning                       Current                         Ending        Interest
                        Carry-Over       Current       Carry-Over                      Carry-Over      Paid Per
Subordinate              Writedown      Writedown       Writedown       Writedown      Writedown         1000           Total Class
Certificates           Int. Balance   Int. Accrued    Int. Accrued    Interest Paid   Int. Balance   Denomination       Distribution
                      --------------------------------------------------------------------------------------------------------------
M-1                        0.00           0.00            0.00             0.00           0.00         7.26667          156,960.00


B-1                        0.00           0.00            0.00             0.00           0.00         7.62500          144,112.50

B-2                        0.00           0.00            0.00             0.00           0.00         7.08333          114,750.00

X                                                                                                                             0.00

R                                                                                                                             0.00

Service Fee                                                                                                             288,909.82
                       ------------------------------------------------------------------------                --------------------

Total                      0.00           0.00            0.00             0.00           0.00                          704,732.32
                       ========================================================================                ====================

 All Certificates          0.00           0.00            0.00             0.00           0.00                        6,988,073.79
                       ========================================================================                ====================

                                                                           Cumulative X Interest Shortfall            2,043,113.88
                                                                           Cumulative Accelerated Prin. Disb.        (2,036,652.72)
                                                                                                               -------------------
                                                                                                                          6,461.16
                                                                                                               ===================